EXHIBIT 4.1


     [LOGO]  CAPELOGIC INCORPORATED
             Providing Technology Solutions for Financial Services

--------------------------------------------------------------------------------

                                         1 Windhaven Court, Monroe Twp, NJ 08831
                                  Telephone: (609) 448-7930  Fax: (973) 206-9430
                                                         Web:  www.capelogic.com


                                  July 24, 2015




Advisors Asset Management, Inc.
8100 E. 22nd St. North, Building 800
Suite 102
Wichita, KS  67226

     Re:                 Advisors Disciplined Trust 1480
       Advisors Corporate Trust--Navellier/Dial High Income Opportunities
                              Portfolio, Series 98
       ------------------------------------------------------------------


Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-203717 for the above captioned fund and acknowledge that Capelogic, Inc. is currently acting as the independent pricing agent for Advisors Disciplined Trust 1480.
Subsequently, we hereby consent to the reference of Capelogic, Inc. as independent pricing agent.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                             Sincerely,

                             Capelogic, Inc.


                             /s/ SALMAN AHMAD
                             ----------------
                             Salman Ahmad
                             Treasurer